Exhibit 10.1

ASSET TRANSFER AGREEMENT

dated as of

March 31, 2008

by and between

GREEN PLAINS RENEWABLE ENERGY, INC.

And

GPRE SHENANDOAH LLC

ASSET TRANSFER AGREEMENT

This ASSET TRANSFER AGREEMENT (the “Agreement”) is dated as of March 31, 2008, by and between Green Plains Renewable Energy, Inc (“Transferor”), an Iowa corporation, and GPRE Shenandoah LLC (“Transferee”), a Delaware limited liability company.

RECITALS

WHEREAS, Transferee is a wholly-owned subsidiary of Transferor formed for the purpose of distributing 100% ownership interest in the assets relating to the Shenandoah, Iowa ethanol plant to Transferee (the “Distribution”); and

WHEREAS, in connection with the Distribution, Transferor has authorized the transfer of certain assets, contracts, accounts receivables, real property, personal property, other assets and obligations as further defined below to Transferee (“the Transferred Assets”).

NOW THEREFORE, in consideration of the parties’ respective covenants, representations, warranties, and agreements hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

TRANSFER OF THE ASSETS

1.1

Transfer of Assets and Assumed Liabilities.  On the Closing Date (as defined in Section 1.3), Transferor shall transfer, convey, and assign, upon the terms and subject to the conditions set forth in this Agreement, to Transferee, and Transferee shall receive and assume from Transferor, all the Transferred Assets as set forth in Section 1.2 herein.  To effect the terms of this Agreement, Transferor and Transferee will execute the Bill of Sale, Assignment and Assumption Agreement in the form attached as Schedule 1.1(a), and a deed with respect to the Real Property (as defined below) in the form attached as Schedule 1.1(b).

1.2

Transferred Assets and Assumed Liabilities.  The Transferred Assets consist of all right, title and interest of the Transferor in and to the properties, assets, and rights of every nature, kind and description, tangible and intangible (including good will), whether real, personal or mixed, whether accrued, contingent or otherwise held by the Transferor (collectively, the “Assets”), including without limitation all of the items in the following categories:

(a)

all machinery, equipment, furniture, furnishings, automobiles, trucks, vehicles, tools, dies, molds and part of similar property (including but not limited to, any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other person);

(b)

all inventories or raw materials, works in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies (collectively, the “Inventories”), including Inventories held at any location controlled by the Transferor and Inventories previously purchased and in transit to the Transferor;

(c)

all rights in and to products sold or leased (including, but not limited to, products hereafter returned or repossessed and unpaid Transferors’ rights of rescission, replevin, reclamation and rights to stoppage in transit);

(d)

all of the rights of the Transferor under all contracts, arrangements, licenses, leases or other agreements, including, without limitation, any right to receive payment for products sold or services rendered, and to receive goods and services, pursuant to such agreements and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such contracts, arrangements, licenses, leases and other agreements and otherwise;

(e)

all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items;

(f)

all notes and accounts receivable held by the Transferor and all notes, bonds and other evidence of indebtedness of and to receive payments from any person held by the Transferor;

(g)

all United States and foreign:  (i) patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (ii) trademarks, service marks, trade names, inventions, trade dress, logos, business and product names, slogans and registration and application for registration thereof; (iii) copyrights (including software) and registrations thereof but excluding the name of the Transferor, which shall be separately licensed to the Transferee; (iv) inventions, processes, designs, formulae, trade secrets, know how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (v) mask work and other semiconductor chip rights and registration thereof (vi) intellectual property rights similar to any of the foregoing; and (vii) copies and tangible embodiments thereof (in whatever form or medium, including electronic media) (collectively, the “Intellectual Property”) and all rights thereunder or in respect thereof primarily relating to and used or held for use in connection with the business of the Transferor, including but not limited to, rights to sue for and remedies against past, present and future infringements thereof, and the rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof (the “Intellectual Property Assets”);

(h)

all books, records, manuals and other materials (in any form or medium, including, but not limited to, all records and materials maintained at the headquarters of the Transferor, advertising matter, catalogues, price lists, correspondence, mailing lists, lists of customers, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, personnel records, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, Intellectual Property disclosures, media materials and plates, accounting records, sales and order files and litigation files;

(i)

to the extent their transfer is permitted by law, all governmental approvals, including all applications therefor;

(j)

all real property (the “Real Property”) and all licenses, permits, approvals and qualifications relating to any Real Property or the ethanol plant issued to the Transferor by any governmental authority;

(k)

all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the Transferor with respect to the business or the ownership, use function or value of any Asset, whether arising by way of counterclaim or otherwise; and

(l)

all guarantees, warranties, indemnities and similar rights in favor of Transferor with respect to any Asset.

(m)

and other assets related to the Shenandoah ethanol plant from and after the date of this Agreement, all as further set forth on Schedule 1.2 attached hereto.  In addition, Transferee assumes all liabilities and obligations to provide service related to the Shenandoah ethanol plant’s operations and contracts, all as further set forth on Schedule 1.2 attached hereto (the “Assumed Liabilities”).

1.3

Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall be held, subject to the satisfaction or waiver by the appropriate parties of the conditions set forth herein, at the offices of Husch Blackwell Sanders LLP, 1620 Dodge St. Suite 2100, Omaha NE 68102, at 10 a.m. local time on March 31, 2008, or at such other time as mutually agreed upon by the parties (the “Closing Date”).

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF TRANSFEREE

Transferee hereby represents and warrants to Transferor as of the date hereof and as of the Closing Date as though made at the Closing Date as follows:

2.1

Organization and Qualification.  Transferee is duly incorporated and validly existing as a limited liability company and in good standing under the laws of the State of Delaware and has the requisite corporate power to carry on its business as now conducted.

2.2

Authorization of Transaction.  Transferee has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery of this Agreement by Transferee, and the consummation by Transferee of the transactions contemplated hereby, have been duly authorized by the board of directors of Transferee, and no other corporate proceedings on the part of Transferee are necessary to authorize this Agreement and the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Transferee and constitutes a valid and binding obligation of Transferee, enforceable in accordance with its terms except as enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally, and (ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).  Transferee is not subject to or obligated under any provision of (a) its certificate or articles of incorporation or bylaws, (b) any contract, (c) any license, franchise or permit or (d) any law, regulation, order, judgment or decree, which would be breached or violated by the execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby.  No authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Transferee for the consummation by Transferee of the transactions contemplated by this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF TRANSFEROR

Transferor hereby represents and warrants to Transferee as of the date hereof and as of the Closing Date as though made at the Closing Date as follows:

3.1

Organization and Qualification.  Transferor is duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Iowa and has the requisite corporate power to carry on its business as now conducted.

3.2

Authorization of Transaction.  Transferor has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery of this Agreement by Transferor, and the consummation by Transferor of the transactions contemplated hereby, have been duly authorized by the board of directors of Transferor, and no other corporate proceedings on the part of Transferor are necessary to authorize this Agreement and the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Transferor and constitutes a valid and binding obligation of Transferor, enforceable in accordance with its terms except as enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally, and (ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).  Transferor is not subject to or obligated under any provision of (a) its certificate or articles of incorporation or bylaws, (b) any contract, (c) any license, franchise or permit or (d) any law, regulation, order, judgment or decree, which would be breached or violated by the execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby.  Except for E-Rate spin number transfer, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Transferor for the consummation by Transferor of the transactions contemplated by this Agreement.

3.3

Consent of Third Parties.  To the best of Transferor’s knowledge, all consents of third parties required for the transfer of the Assets and the assumption of the Assumed Liabilities as contemplated herein have been obtained.  In the event that the consent of any third party so required has not been obtained as of the Closing Date, this Agreement shall not be effective to assign or transfer such Asset or to assume such Assumed Liability, as the case may be, until such consent has been obtained.

3.4

Further Assurances.  If at any time after the Effective Date any further action is necessary to carry out the purposes of this Agreement, each of the parties hereto will take such further action (including, without limitation, the execution and delivery of such further instruments and documents of conveyance) as any other party may reasonably request.  Without limiting the generality of the foregoing, the parties hereby acknowledge and agree that from and after the Closing Date, Transferee will be entitled to possession of all documents, books, records, agreements and financial data of any sort relating to the Assets or the Assumed Liabilities.

ARTICLE 4

GENERAL PROVISIONS

4.1

Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

4.2

Amendment.  This Agreement may not be amended except by an instrument signed by each of the parties hereto.

4.3

Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify the Agreement to preserve such party’s anticipated benefits under the Agreement.

4.4

Miscellaneous.  This Agreement (together with all other agreements, documents and instruments referred to herein):  (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) not intended to confer upon any other Person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise, except that Transferee may assign all or any portion of its rights under this Agreement (i) to any wholly-owned subsidiary, but no such assignment shall relieve Transferee of its obligations hereunder and (ii) by operation of law or otherwise to any of its successors.

4.5

Counterparts.  This Agreement may be executed via facsimile or otherwise in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

4.6

Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.  The use of the word “including” in this Agreement means “including without limitation” and is intended by the parties to be by way of example rather than limitation.

4.7

Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Nebraska.

IN WITNESS WHEREOF, Transferee and Transferor have caused this Agreement to be executed on the date first written above by their respective signatures duly authorized.

TRANSFEREE:
GPRE SHENANDOAH LLC

By: /s/ Wayne Hoovestol
Name:
Title: President

TRANSFEROR:
GREEN PLAINS RENEWABLE ENERGY, INC.

By: /s/ Wayne Hoovestol
Name:
Title: Chief Executive Officer

SCHEDULE 1.1(a)

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made as of March 31, 2008, by and between GREEN PLAINS RENEWABLE ENERGY, INC., an Iowa corporation (“Transferor”) and GPRE SHENANDOAH LLC, a Delaware limited liability company (“Transferee”).  Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Transfer Agreement (as defined below).

WHEREAS, Transferor and Transferee have entered into that certain Asset Transfer Agreement, dated as of the date hereof (the “Asset Transfer Agreement”), pursuant to which, among other things, (i) Transferor agreed to sell Transferee and Transferee agreed to buy from Transferor the Transferred Assets and (ii) Assignee agreed to assume the Assumed Liabilities.

NOW, THEREFORE, in consideration of the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Transferor and Transferee agree as follows:

1.

Transferor hereby bargains and sells, conveys, transfers, assigns, delivers and sets over to Transferee, all of Transferor’s right, title and interest in, to and under the Transferred Assets, and Transferee hereby purchases in exchange for issuance of all of the units in Transferee to Transferor, and accepts from Transferor, as of the date hereof, all right, title and interest of Transferor in, to and under the Transferred Assets.

2.

From time to time, at the request of Transferee, Transferor shall do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments that may reasonably be required to give full effect to the intent of this Agreement.

3.

Transferee hereby assumes and agrees to discharge or perform when due the Assumed Liabilities.

4.

From time to time, at the request of Transferor, Transferee shall do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments that may reasonably be required to give full effect to the intent of this Agreement.

5.

This Agreement is being delivered pursuant to the Asset Transfer Agreement and shall be construed consistently therewith.  This Agreement is not intended to, and does not, in any manner enlarge, diminish or modify the rights and obligations of the parties to the Asset Transfer Agreement.  To the extent that any provision of this Agreement conflicts or is inconsistent with the terms of the Asset Transfer Agreement, the terms of the Asset Transfer Agreement shall govern.

6.

This Agreement may be executed with counterpart signature pages or in one or more counterparts, all of which shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to all the parties.

7.

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be ineffective to the extent, but only to the extent of, such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

8.

This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Nebraska, without giving effect to the principles of conflicts of laws thereof, except if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Agreement in order for this Agreement to be effective with respect to a particular Transferred Asset, then the laws of such other jurisdiction shall govern this Agreement with respect to such Transferred Asset.

9.

This Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto permitted under the Asset Transfer Agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute and deliver this Agreement on the day and year first above written.

TRANSFEROR:

GREEN PLAINS RENEWABLE ENERGY, INC.

By: /s/ Wayne Hoovestol
Name:
Title: Chief Executive Officer

TRANSFEREE:
GPRE SHENANDOAH LLC

By: /s/ Wayne Hoovestol
Name:
Title: President

SCHEDULE 1.1(b)

FORM OF DEED

SCHEDULE 1.2

TRANSFERRED ASSETS AND ASSUMED LIABILITIES